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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan of our report dated October 30, 2000 with respect to the consolidated financial statements and schedule of Virage Logic Corporation for the fiscal years ended September 30, 1999 and 2000 included in Virage Logic Corporation's Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP

Palo Alto, California
June 17, 2002